EXHIBIT 1
JOINT FILING AGREEMENT
     Each of the undersigned hereby agrees to the joint filing on behalf of each of them pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, of this Amendment No. 3 to the statement on Schedule 13D with respect to the common stock, par value $0.01 per share, of Century Aluminum Company. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement, this 8th day of July, 2008.

Glencore Investment Pty Ltd
By:	/s/ Eric Diedrichsen
	Name:	Eric Diedrichsen
	Title:	Director

By:	/s/ Marc Ocksay
	Name:	Marc Ocksay
	Title:	Director

Glencore Investments AG
By:	/s/ Andreas Hubmann
	Name:	Andreas Hubmann
	Title:	Director

By:	/s/ Steven Kalmin
	Name:	Steven Kalmin
	Title:	Director

Glencore AG
By:	/s/ Stefan Peter
	Name:	Stefan Peter
	Title:	Officer

By:	/s/ Andreas Hubmann
	Name:	Andreas Hubmann
	Title:	Director

Glencore International AG
By:	/s/ Lotti Grenacher Hagmann
	Name:	Lotti Grenacher Hagmann
	Title:	Officer

By:	/s/ Andreas Hubmann
	Name:	Andreas Hubmann
	Title:	Officer

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Glencore Holding AG
By:	/s/ Willy R. Strothotte
	Name:	Willy R. Strothotte
	Title:	Chairman

By:	/s/ Andreas Hubmann
	Name:	Andreas Hubmann
	Title:	Director

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